SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) September 2, 1997


                             SMITHFIELD FOODS, INC.

             (Exact name of registrant as specified in its charter)

         VIRGINIA                      0-2258                 52-0845861
(State or other jurisdiction        (Commission             (IRS Employer
of incorporation)                   File Number)         Identification No.)



                  999 WATERSIDE DRIVE
                  SUITE 900
                  NORFOLK, VIRGINIA                              23510

         (Address of principal executive                       Zip Code)
                  offices)


Registrant's telephone number, including area code (757) 365-3000









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Item 5 Other Events

         On August 28, 1997, the shareholders of Smithfield Foods, Inc. ("Smithfield Foods"), a Delaware corporation, and the sole shareholder of Smithfield Foods Virginia, Inc. ("Smithfield Foods Virginia"), a Virginia corporation and a wholly owned subsidiary of Smithfield Foods, approved a proposal to reincorporate the holding company by means of a proposed Agreement and Plan of Merger (the "Agreement") between Smithfield Foods and Smithfield Foods Virginia. Under the terms of the Agreement, Smithfield Foods was merged into Smithfield Foods Virginia (the "Merger"). The Merger was effective September 2, 1997 (the "Effective Date"). The principal reason for the Merger was to avoid the Delaware franchise tax. Under current law, by reincorporating in Virginia, the company will save approximately $149,000 dollars per year in franchise taxes.

         Also on August 28, 1997, the respective shareholders of Smithfield Foods and Smithfield Foods Virginia approved a resolution increasing the authorized shares of each company from 25 million shares of common stock, par value $0.50 per share, to 100 million shares of common stock, par value $0.50 per share. As of July 11, 1997, 19,200,681 shares of common stock of Smithfield Foods were outstanding and as of July 26, 1997, one share of common stock of Smithfield Foods Virginia was outstanding.

         In addition, on August 28, 1997 the Boards of Directors of Smithfield Foods Virginia authorized a two-for-one stock split of the company's common stock. The stock split entitles each shareholder to receive one additional share for each outstanding share of common stock held of record as of the close of business on September 12, 1997. The shares will be distributed on or about September 26, 1997. The stock split will be effected in the form of a dividend, using the increased shares authorized by the shareholder action described above.

         A copy of the press release for (i) the increase in the authorized shares, (ii) the Merger and (iii) the stock split is filed as Exhibit 1 hereto. The following is a more detailed description of these matters.

                                Effect of Merger

         Upon the Effective Date, each share of common stock of Smithfield Foods was converted into one share of Smithfield Foods Virginia common stock, par value $0.50 per share. Such shares are, like Smithfield Foods' stock had been, trading in the national over-the-counter market and are authorized for quotation on the NASDAQ National Market under the symbol "SFDS". Smithfield Food believes the Merger constitutes a tax-free reorganization under Section 368(a) of the Internal Revenue Code.

         Smithfield Foods does not expect that the Merger will have any impact on its operations or the operations of its business. The mailing address will be the same. Smithfield Foods Virginia will continue to conduct business as Smithfield Foods conducted it, with the same directors, officers and personnel. Smithfield Foods Virginia's subsidiaries continue to operate under the same names and conduct business in the same manner as prior to the Merger, with the same directors, officers and personnel.

         On September 2, 1997, Smithfield Foods Virginia's corporate name became Smithfield Foods, Inc. Hereinafter, Smithfield Foods Virginia will be referred to as the "Company".

                   Description of the Company's Capital Stock

         A copy of the Company's Articles of Incorporation (and all amendments thereto), and the Company's By-laws, are filed as Exhibits 2 and 3 hereto.

Common Stock

         Holders of the Company's common stock, par value $0.50 per share, (the "Common Shares"), are entitled to one vote per share on all matters to be voted upon by the shareholders. Holders of the Common Shares do not have cumulative voting rights, and therefore holders of a majority of the shares voting for the election of directors can elect all of the directors. In such event, the holders of the remaining shares will not be able to elect any directors. Holders of the Common Shares are entitled to receive such dividends as may be declared from time to time by the Company's Board of Directors (the "Board") out of funds legally available therefor, after payment of dividends required to be paid on outstanding "Preferred Shares," as defined below, if any. In the event of the liquidation, dissolution or winding up of the Company, the holders of Common Shares are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of Preferred Shares then outstanding, if any. The Common Shares have no preemptive or conversion rights and are not subject to further calls or assessments by the Company. The Common Shares outstanding are validly issued, fully paid and nonassessable. The Transfer Agent and Registrar for the Common Shares is First Union National Bank, Charlotte, North Carolina.

Preferred Stock

         The Board has the authority, without any vote or action by the shareholders, to issue Company preferred stock in one or more series and to fix the designations, preferences, rights, qualifications, limitations and restrictions thereof, including the voting rights, dividends rights, dividend rate, conversion rights, terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series. There are no shares of Company preferred stock outstanding, and there are no agreements or understandings for the designation of any series of Company preferred stock or the issuance of shares thereunder, except pursuant to the preferred shares purchase rights plan summarized below.

                             Shareholder Rights Plan

         On August 28, 1997, the Board declared a dividend of one preferred share purchase right (a "Right") for each outstanding Common Share. The dividend is payable on September 2, 1997 (the "Record Date") to the shareholders of record on that date (i.e., following the consummation of the Merger). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a Series A Junior Participating Preferred Share of the Company, $1.00 par value per share (the "Preferred Shares") at a price of $37.50 (subject to adjustment as provided in the Rights Agreement) per one one-thousandth of a Preferred Share (the "Purchase Price"), subject to adjustment. The Purchase Price of $37.50 takes into account the already-declared one-for-one Common Shares dividend which the Board of Directors declared on August 28, 1997, payable on or about September 26, 1997, to holders of record of the Common Shares on September 12, 1997 (and Rights will also be issued in respect of the shares to be issued pursuant to such dividend). The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and First Union National Bank, as Rights Agent (the "Rights Agent").

         Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") have acquired beneficial ownership of 20% or more of the outstanding Common Shares or (ii) 10 business days (or such later date as may be determined by action of the Board prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding Common Shares (the earlier of such dates being the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Shares outstanding as of the Record Date, by such Common Share certificate with a copy of a Summary of Rights To Purchase Preferred Shares attached thereto, in the case of Common Shares for which certificates have been issued, and, in the case of uncertificated Common Shares, by the registration of ownership of Common Shares in the Company's share register.

         The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), upon transfer or new issuance of Common Shares, new Common Share certificates issued after the Record Date, in the case of certificated Common Shares, and, in the case of uncertificated Common Shares, the initial transaction statement issued with respect to such Common Shares, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the transfer of any Common Shares outstanding as of the Record Date, including in the case of certificated Common Shares surrender for transfer of any certificates therefor even without such notation or a copy of a Summary of Rights To Purchase Preferred Shares attached thereto, will also constitute the transfer of the Rights associated with such Common Shares. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Company's Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date. The Rights will expire on May 31, 2001 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.



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         The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares; (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then-current market price of the Preferred Shares; or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).


         The number of outstanding Rights and the number of one one-thousandths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date (in addition to the already-declared stock dividend referred to above).

         Preferred Shares purchasable upon exercise of the Rights will be nonredeemable. Each Preferred Share will have a minimum preferential quarterly dividend rate of $1.00 per share, but will be entitled to an aggregate dividend of 1,000 times the dividend declared on the Common Shares. In the event of liquidation, the holders of the Preferred Shares will receive a preferential liquidation payment equal to the greater of $37,500 (which figure takes into account the already-declared stock dividend) or 1,000 times the payment made per Common Share. Each Preferred Share will have 1,000 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 1,000 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

         Because of the nature of the Preferred Shares dividend, liquidation and voting rights, the value of a one one-thousandth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

         In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right.

         At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-thousandth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

         At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 20% or more of the outstanding Common Shares, the Board may redeem the Rights in whole, but not in part, at a price of $.0001 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         The terms of the Rights may be amended by the Board without the consent of the holders of the Rights, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

         A copy of the Rights Agreement is filed as Exhibit 4 hereto. A copy of the form of Rights Certificate is filed as Exhibit 5 hereto. A copy of the Rights Agreement is available free of charge from the Company upon request to the Corporate Secretary.







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Item 7.           Exhibits.

1. Press Release, "Smithfield Foods, Inc. Announces Two-For-One Stock Split; Stockholders Approve Increase In Shares and Reincorporation to Virginia".

2. Articles of Incorporation of the Company, and amendments thereto.

3.                By-laws of the Company.

4. Rights Agreement dated as of September 1, 1997 between the Company and First Union National Bank, Charlotte, North Carolina as Rights Agent.

5. Form of Rights Certificate (attached as Exhibit A to the Rights Agreement referred to in Exhibit 4 hereto).

6.                Form of Stock Certificate of Company.






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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

September 5, 1997


                                Smithfield Foods, Inc.

                                /s/ Aaron D. Trub
                                ------------------------------
                                By: Aaron D. Trub
                                    Vice President, Treasurer and Secretary